UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

__________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NeuroOne Medical Technologies Corporation
(Name of Registrant as Specified In Its Charter)

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May 1, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of NeuroOne Medical Technologies Corporation to be held at 7599 Anagram Dr., Eden Prairie, MN 55344, on June 2, 2020 at 9:00 a.m. local time.

The enclosed Notice of 2020 Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting and information you should consider when you vote your shares.

At the Annual Meeting, the agenda includes: (1) to elect the Class III directors named in the Proxy Statement to a three-year term, (2) to ratify the appointment our independent registered public accounting firm for the fiscal year ending September 30, 2020 and (3) to approve an amendment to our certificate of incorporation, at the discretion of our Board of Directors, to effect a reverse stock split of our common stock at a ratio within a range of 1-for-2 to 1-for-5, with such reverse stock split to be effected, if at all, at an exact ratio and effective time as determined by our Board of Directors in its sole discretion. The Board of Directors unanimously recommends that you vote FOR the election of the director nominee, FOR the ratification of the appointment of our independent registered public accounting firm and FOR the approval of an amendment to our certificate of incorporation, at the discretion of our Board of Directors, to effect a reverse stock split of our common stock at a ratio within a range of 1-for-2 to 1-for-5, with such reverse stock split to be effected, if at all, at an exact ratio and effective time as determined by our Board of Directors in its sole discretion. Your vote is important.

We currently intend to hold the Annual Meeting in person. However, in the event we determine it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as promptly as practicable before the Annual Meeting, which may include holding the Annual Meeting solely by means of remote communication (i.e., a virtual-only Annual Meeting). Please monitor our website at www.n1mtc.com for updated information.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote by submitting your proxy via the Internet at the address listed on the proxy card, by telephone at the number listed on the proxy card, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Sincerely,
David Rosa
President and Chief Executive Officer

NOTICE OF 2020 ANNUAL
MEETING OF STOCKHOLDERS

WHEN	June 2, 2020 at 9:00 a.m. local time
WHERE	7599 Anagram Dr., Eden Prairie, MN 55344*
PURPOSE OF MEETING AND AGENDA

At the 2020 Annual Meeting, stockholders will vote:

1.     to elect the Class III directors named in the Proxy Statement to a three-year term;

2.     to ratify the appointment of our independent registered public accounting firm for 2020; and

3.     to approve an amendment to our certificate of incorporation, at the discretion of our Board of Directors, to effect a reverse stock split of our common stock at a ratio within a range of 1-for-2 to 1-for-5, with such reverse stock split to be effected, if at all, at an exact ratio and effective time as determined by our Board of Directors in its sole discretion.

Stockholders also will transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

WHO CAN VOTE	Stockholders of record at the close of business on April 6, 2020.
VOTING	Your vote is very important. Please submit your proxy or voting instructions as soon as possible, whether or not you plan to attend the Annual Meeting.
ADMISSION TO THE ANNUAL MEETING

All of our stockholders are invited to attend the Annual Meeting. If you attend, you will need to bring valid, government-issued photo identification. The doors to the meeting room will be closed promptly at the start of the meeting.

____________

*       We currently intend to hold the Annual Meeting in person. However, in the event we determine it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as promptly as practicable before the Annual Meeting. Please monitor our website at www.n1mtc.com for updated information.

Sincerely,

David Rosa

President and Chief Executive Officer

Eden Prairie, Minnesota

May 1, 2020

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

i

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE MEETING

Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of 2020 Annual Meeting of Stockholders (the “Notice”). The Annual Meeting will be held at 7599 Anagram Dr., Eden Prairie, MN 55344, on Tuesday, June 2, 2020 at 9:00 a.m. local time. This Proxy Statement is first being sent to stockholders on or about May 1, 2020.

We currently intend to hold the Annual Meeting in person. However, in the event we determine it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as promptly as practicable before the Annual Meeting. Please monitor our website at www.n1mtc.com for updated information.

Unless we state otherwise or the context otherwise requires, references in this proxy statement to “we,” “our,” “us”, or the “Company” are to NeuroOne Medical Technologies Corporation, a Delaware corporation.

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of the Company’s common stock, par value of $0.001 per share (the “Common Stock”), at the close of business on April 6, 2020, the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 6, 2020, 14,027,545 shares of Common Stock were outstanding and entitled to vote.

The holders of a majority of the outstanding shares of stock entitled to vote at the meeting as of the record date must be present, in person or by proxy duly authorized at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the close of business on April 6, 2020, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name.    If on April 6, 2020, your shares were registered directly in your name with our transfer agent, Action Stock Transfer Corporation, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the Internet, by telephone or by mail.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee.    If on April 6, 2020, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

Votes Required to Adopt Proposals.    Each director will be elected by a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the individual nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” the nominee or “WITHHOLD” your vote with respect to the nominee. You may not cumulate votes in the election of directors. Approval of Proposal 2 will be obtained if the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting vote “FOR” such proposal. Approval of Proposal 3 will be obtained if the holders of a majority of the shares entitled to vote at the Annual Meeting vote “FOR” such proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on Proposal 1. For Proposal 2, abstentions, if any, will not be treated as present and entitled to vote at the Annual Meeting and thus will have no effect on the outcome of this proposal unless you return your annual proxy or attend the Annual Meeting and select “ABSTAIN”. Broker non-votes, if any, will have no effect on Proposal 2. Abstentions and broker non-votes, if any, will have the same effect as an “AGAINST” vote for Proposal 3.

The Board recommends a vote FOR the director nominee listed in this proxy statement, FOR the ratification of BDO USA, LLP’s appointment as our independent registered accounting firm and FOR the approval of an amendment to our certificate of incorporation (“Certificate of Incorporation”), at the discretion of the Board, to effect a reverse stock split of our Common Stock at a ratio within a range of 1-for-2 to 1-for-5, with such reverse stock split to be effected, if at all, at an exact ratio and effective time as determined by our Board in its sole discretion.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•        Vote in person — we will provide a ballot to stockholders who attend the Annual Meeting and wish to vote in person. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

•        Vote through the Internet — you may vote through the Internet. To vote by Internet, you will need to use a control number provided to you in the materials with this proxy statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

•        Vote by telephone — if you received your annual meeting materials by paper delivery, you may vote by telephone as indicated on your enclosed proxy card or voting instruction card. To vote by telephone, you will need to use a control number provided to you in the materials with this proxy statement and follow the voting instructions.

•        Vote by mail — complete, sign and date the accompanying proxy card and return it as soon as possible before the Annual Meeting in the envelope provided.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 1, 2020. Submitting your proxy, whether through the Internet, by telephone or by mail, will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares. You may either vote “FOR” the nominee to the Board, or you may withhold your vote from the nominee. For Proposals 2 and 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes”.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•        delivering to our Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•        signing and delivering a proxy bearing a later date;

•        voting again through the Internet or by telephone; or

•        attending and voting at the Annual Meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (the “SEC”) in a current report on Form 8-K within four business days of the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF CLASS III DIRECTORS

Our Board is divided into three classes. Members of each class serve staggered three-year terms. Our Class III directors will stand for election at this meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders to be held in 2021 and 2022, respectively.

Director Nominees

Our Board has nominated Jeffrey Mathiesen, age 59, and Edward Andrle, age 62, each for election as a Class III director to serve for a three-year term ending at the 2023 annual meeting or until his successor is elected and qualified. Mr. Mathiesen and Mr. Andrle are current members of our Board, and have consented to serve if elected.

Mr. Mathiesen and Mr. Andrle will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote. This means that the two individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” the nominee or “WITHHOLD” your vote with respect to the nominee. Shares represented by proxies will be voted “FOR” the election of the Class III nominees, unless the proxy is marked to withhold authority to so vote. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board, or the Board will have a vacancy, which it may fill at a later date or reduce the size of the Board. We have no reason to believe that either nominee will be unwilling or unable to serve if elected as a director. Additional information regarding the directors and director nominees of the Company is set forth below.

Jeffrey Mathiesen

Mr. Mathiesen has served as a member of the Board of the Company since August 2017, and served as a director of NeuroOne, Inc., from April 2017 until December 2019. He served as Advisor to the CEO of Teewinot Life Sciences Corporation, a privately held global leader in the biosynthetic development and production of cannabinoids and their derivatives for consumer and pharmaceutical products from October 2019 to December 2019 and served as chief financial officer from March 2019 to October 2019. He served as the chief financial officer of Gemphire Therapeutics Inc., a publicly-held clinical-stage biopharmaceutical company developing therapies for patients with cardiometabolic disorders, from September 2015 to September 2018. From August 2015 to September 2015 he was a consultant to Gemphire. Prior to joining Gemphire, Mr. Mathiesen served as chief financial officer of Sunshine Heart, Inc., a publicly-held early-stage medical device company, from March 2011 to January 2015. From December 2005 to April 2010, Mr. Mathiesen served as vice president and chief financial officer of Zareba Systems, Inc., a manufacturer and marketer of medical products, perimeter fencing and security systems, which was purchased by Woodstream Corporation in April 2010. Mr. Mathiesen has held executive positions with publicly traded companies dating back to 1993, including vice president and chief financial officer positions. Mr. Mathiesen also serves as a director, audit committee chairman and nominating and governance committee member of Sun BioPharma, Inc., a publicly traded clinical stage biopharmaceutical company that develops therapies for pancreatic diseases and served as a director and audit committee chairman of eNeura, Inc., a privately-held medical technology company providing therapy for both acute treatment and prevention of migraine from July 2018 to February 2020. Mr. Mathiesen received a B.S. in Accounting from the University of South Dakota and is also a Certified Public Accountant.

We believe that Mr. Mathiesen brings financial insight and leadership and a wealth of experience in capital markets to the Board, as well as knowledge of public company accounting and financial reporting requirements and familiarity with the life sciences industry.

Edward Andrle

Mr. Andrle has served as a member of the Board of the Company since February 2020. Mr. Andrle most recently served as the General Manager of Neuromodulation of LivaNova PLC, a publicly-traded medical device company, from January 2018 to January 2020, and as Senior Vice President of Strategy & Business Development of LivaNova PLC from September 2015 to January 2018. Prior to these roles, Mr. Andrle served as Vice President of Business Development and Strategy of Sorin S.p.A from 2010 to September 2015, when Sorin S.p.A. was merged with Cyberonics, Inc. to become LivaNova PLC. Prior to joining Sorin, he held executive positions with Boston Scientific, Inc. and Baxter International, Inc., leading large product portfolios in both neuromodulation and cardiac devices. Mr. Andrle received his MBA from Stanford Graduate School of Business and his B.S. in Chemical Engineering from the University of Notre Dame.

We believe that Mr. Andrle’s substantial experience in medical device companies and business development provides the Company with valuable insight on product development and strategy.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting are as follows:

NAME	AGE	TITLE	CLASS
Paul Buckman	64	Director and Chairman of the Board	Class I
David Rosa	56	Director and Chief Executive Officer	Class II

Paul Buckman

Mr. Buckman has served as Chairman of the Board of the Company since August 2017, and served as Chairman of the board of NeuroOne, Inc., from October 2016 until December 2019. Mr. Buckman has served as the President of North America for LivaNova PLC since April 2019 and previously served as the General Manager of Structural Heart for LivaNova PLC from April 2017 to December 2019. Prior to joining LivaNova, Mr. Buckman served as chief executive officer of Conventus Orthopaedics, a Minnesota-based company specializing in peri-articular bone fracture fixation, from September 2013 until March of 2017. Mr. Buckman was chief executive officer of Sentreheart, Inc., a medical technology company focused on closure of various anatomic structures, from February 2012 to September 2013. Previously, Mr. Buckman served as chief executive officer and chairman of Pathway Medical Technologies, Inc., a medical device company focused on treatment of peripheral arterial disease, from September 2008 to February 2012; as chief executive officer of Devax, Inc., a developer and manufacturer of drug eluting stents, from December 2006 to September 2008; as president of the cardiology division of St. Jude Medical, Inc., a publicly traded diversified medical products company, from August 2004 to December 2006; and as chairman of the board of directors and chief executive officer of ev3, LLC, a Minnesota-based medical device company focused on endovascular therapies that Mr. Buckman founded and developed into an $80 million business, from January 2001 to January 2004. Mr. Buckman has worked in the medical device industry for over 30 years, including 10 years at Scimed Life Systems, Inc. and Boston Scientific Corporation, a publicly traded medical device manufacturer, where he held several executive positions before becoming president of the cardiology division of Boston Scientific in January 2000. Mr. Buckman also currently serves as a director for Ablative Solutions, Inc., ActivOrtho, Aortica, Inc., DyaMX, Inc., and as chairman of Miromatrix, Inc. He previously served as a director of Conventus Orthopaedics, Caisson Interventional LLC, Velocimed, Inc., where he was a co-founder, EndiCor, Inc., Microvena, Inc., Sunshine Heart, Inc., a publicly-held early-stage medical device company, NexGen Medical, and Micro Therapeutics, Inc. Mr. Buckman received a Master’s degree in Business Administration and Finance and a B.A. degree in Business Administration from Western Michigan University.

We believe that Mr. Buckman’s strong executive experience in medical device companies provides the Company with valuable guidance on product development and operational matters.

David Rosa

Mr. Rosa has served as the Chief Executive Officer, President and a director of the Company since July 2017 and served as Chief Executive Officer and a director of NeuroOne, Inc., formerly our wholly-owned subsidiary, from October 2016 until December 2019, when NeuroOne, Inc. merged with and into the Company. From November 2009 to November 2015, Mr. Rosa served as the chief executive officer and president of Sunshine Heart, Inc., a publicly-held early-stage medical device company. From 2008 to November 2009, Mr. Rosa served as chief executive officer of Milksmart, Inc., a company that specializes in medical devices for animals. From 2004 to 2008, Mr. Rosa served as the vice president of global marketing for cardiac surgery and cardiology at St. Jude Medical. Currently, he serves as a director on the board of directors of Biotricity Inc.

Mr. Rosa’s qualifications to serve on the Board include his senior leadership experience in the medical device industry. In addition, his day-to-day leadership of the Company gives him critical insights into the Company’s operations, strategy and competition, and he facilitates the Board’s ability to perform its oversight function. Throughout his career at the Company and his former positions, he has demonstrated strong technical, strategic, and operational expertise, and he possesses in-depth knowledge of the medical device industry on a global basis.

Non-Employee Director Compensation

On March 29, 2018, our Board approved a Non-Employee Director Compensation Policy effective as of January 1, 2018 whereby our non-employee directors receive a mix of cash and share-based compensation intended to encourage non-employee directors to continue to serve on our Board, further align the interests of the directors and stockholders, and attract new non-employee directors with outstanding qualifications. Directors who are employees or officers of the Company do not receive any additional compensation for Board service.

Pursuant to this policy, each of our non-employee directors receive an annual retainer of $50,000, except that our non-executive chairman receives an annual retainer of $100,000. Additionally, the chairman and members of our Audit Committee receive an additional annual payment of $12,500 and $5,000, respectively, and the chairmen and members of each of our Compensation and Nominating and Corporate Governance Committees, if any are formed in the future, will receive an additional annual payment of $10,000 and $4,000, respectively. Such annual cash retainers were earned beginning on the effective date of the policy but were not payable until March 31, 2019, which was the last day of the fiscal quarter in which the Company consummated an equity financing wherein it received at least $3.0 million in gross cash proceeds.

On the date of each annual stockholder meeting of the Company commencing with the Annual Meeting, each director shall receive an annual equity award with an aggregate grant date fair value on the date of grant of $50,000, one third of which will be in the form of an option and two thirds of which will be in the form of a restricted stock unit award, each of which will vest in a series of 12 equal monthly installments subject to the director’s continued service. Newly appointed directors, on the date of their appointment, will receive a pro rata equity award, reflecting a reduction for each month prior to the date of grant that has elapsed since the preceding annual stockholder meeting.

Non-Employee Director Compensation in 2019

On May 13, 2019, each non-employee director was granted an option to purchase 45,605 shares of the Company’s Common Stock, which options vested immediately. On June 4, 2019, the date of the Company’s 2019 Annual Stockholder Meeting, each non-employee director was granted (i) an option to purchase 14,995 shares of the Company’s Common Stock, which options vest in a series of 12 equal monthly installments, subject to the director’s continued service, and (ii) 14,006 restricted stock units, which vest in a series of 12 equal monthly installments, subject to the director’s continued service.

The following table provides compensation information for the fiscal year ended September 30, 2019 for each non-employee member of the Board.

Name	Fees Earned or Paid in Cash ($)(1)	RSUs ($)(2)	Option Awards ($)(1)	Total ($)
Paul Buckman	105,000	33,334	66,590	204,924
Suraj Kalia(3)	55,000	33,334	66,590	154,924
Jeffrey Mathiesen	62,500	33,334	66,590	162,424

____________

(1)      These represent amount earned; none of the directors have received cash payments for amounts earned in 2019.

(2)      Stock option and RSU awards were granted under the 2017 Equity Incentive Plan. The amounts reported reflect the aggregate grant date fair value of each equity award granted to the Company’s non-employee directors during the fiscal year ended September 30, 2019, as computed in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)      Mr. Kalia resigned from the Board effective as of December 31, 2019.

As of September 30, 2019, each of the non-employee directors had 94,620 shares underlying outstanding stock options.

As a named executive officer of the Company, compensation paid to Mr. Rosa for fiscal 2019 is fully reflected under “Summary Compensation Table for Fiscal Year 2019, the Transition Period and Fiscal Year 2017.”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINATED CLASS III DIRECTORS.

BOARD AND COMMITTEE INFORMATION

We are committed to good corporate governance practices. These practices provide an important framework within which our Board and management pursue our strategic objectives for the benefit of our stockholders.

Board Leadership Structure

Our Board is currently chaired by Paul Buckman, who has authority, among other things, to call and preside over meetings of our Board, to set meeting agendas and to determine materials to be distributed to the Board and, accordingly, has substantial ability to shape the work of the Board. The positions of our chairman of the Board and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer, Mr. Rosa, to focus on our day-to-day business, while allowing Mr. Buckman to lead the Board.

Role of the Board in Risk Oversight

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through their Board as a whole. The Board’s risk oversight is administered primarily through the following:

•        review and approval of an annual business plan;

•        review of a summary of risks and opportunities at meetings of the Board;

•        review of business developments, business plan implementation and financial results;

•        oversight of internal controls over financial reporting; and

•        review of employee compensation and its relationship to our business plans.

Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of our Board be independent. However, our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his or her responsibilities applying Nasdaq independence standards. As a result of this review, our Board has determined that, Messrs. Buckman, Mathiesen and Andrle, representing three of our four directors, are “independent directors.” Mr. Rosa is not considered independent due to his service as an executive officer of the Company. In addition, our Board previously determined that Suraj Kalia, a former director of the Company, was independent under the Nasdaq independence standards.

Structure and Operation of the Board

Because our Common Stock is quoted on the OTCQB Marketplace, the Company is not subject to the listing requirements of any securities exchange regarding committee matters. We do not have standing compensation or nominating committees of our Board. However, the full Board performs all of the functions of a standing compensation committee and nominating committee.

Nomination of Directors

Our Board does not currently have a standing nominating committee, and thus we do not have a nominating committee charter. Due to our small size and limited operations to date, the Board determined that it was appropriate for the entire Board to perform the functions that would otherwise be delegated to a nominating committee. The full Board currently has the responsibility of selecting individuals to be nominated for election to the Board. Board candidates are identified by existing directors or members of management. The Board considers the needs for the Board as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity. In 2019, the Board did not employ a search firm or pay fees to other third parties in connection with identifying or evaluating Board nominee candidates.

The Board will consider director candidates recommended by stockholders so long as such recommendations are sent on a timely basis and are otherwise in accordance with the Company’s Certificate of Incorporation, our Bylaws and applicable law. Any such candidates will be evaluated on the same basis as other candidates being evaluated by the Board. Information with respect to such candidates should be sent to our principal executive offices, at 7599 Anagram Dr., Eden Prairie, MN 55344. See “Additional Information — Stockholder Proposals to be Presented at Next Annual Meeting” for additional information. We did not receive any nominations of directors by stockholders for the Annual Meeting.

Compensation Committee Related Function

Our Board does not currently have a standing compensation committee, and thus we do not have a compensation committee charter. Due to our small size and limited operations to date, the Board determined that it was appropriate for the independent directors to perform the functions that would otherwise be delegated to a compensation committee. The Company’s executive compensation program is administered by the independent directors, who determine the compensation of the Chief Executive Officer and, considering the recommendations of the Chief Executive Officer, other executive officers of the Company. In reviewing the compensation of our executive officers, the independent directors consider published compensation surveys and current market conditions.

Audit Committee Matters

The audit committee reviews with management and the Company’s independent public accountants the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures and such other matters as the audit committee deems appropriate. The audit committee’s charter is available on our website, www.N1MTC.com, under Investors — Corporate Governance.

The audit committee currently consists of three directors: Mr. Buckman, Mr. Mathiesen and Mr. Andrle. The Board has determined that each of Mr. Buckman, Mr. Mathiesen and Mr. Andrle is “independent” under Nasdaq independence standards. Additionally, the Board has determined that each of Mr. Mathiesen and Mr. Buckman qualifies as an “audit committee financial expert” as that term is defined in rules promulgated by the SEC. The designation of an “audit committee financial expert” does not impose upon such persons any duties, obligations or liabilities that are greater than those generally imposed on each of them as a member of the audit committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the audit committee or the Board.

The functions of the audit committee include:

•        Selecting our independent auditors;

•        Reviewing the results and scope of the audit and other services provided by our independent auditors; and

•        Reviewing and evaluating our audit and control functions.

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions in public filings.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board structure and functions and other policies for the governance of the Company.

Board Meetings and Attendance

Board Meetings in 2019

The Board meets regularly throughout the year and holds special meetings and acts by written consent from time to time. During fiscal year 2019, the Board held 7 meetings.

During fiscal year 2019, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board during his or her tenure. The independent members of the Board also meet separately to discuss such matters as the independent directors consider appropriate. We do not have a policy regarding attendance by directors at the Company’s annual meetings of stockholders. 2 directors were present at our 2019 annual meeting of stockholders.

Audit Committee Meetings in 2019

During fiscal year 2019, the audit committee held 2 meetings, and none of the audit committee members attended fewer than 75% of the aggregate of the total number of audit committee meetings held during his or her tenure.

Communications with Directors

Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, or a specific member of our Board (including our Chairman) may do so by letters addressed to the attention of our Secretary, NeuroOne Medical Technologies Corporation, 7599 Anagram Dr., Eden Prairie, MN 55344.

All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board.

Considerations in Evaluating Director Nominees

If a vacancy on the Board occurs or the Board increases in size, the Board will actively seek individuals that satisfy its criteria for membership on the Board, and may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management.

AUDIT COMMITTEE REPORT

The information contained in the following report is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

The audit committee has reviewed and discussed with our management and BDO USA, LLP our audited consolidated financial statements as of and for the fiscal year ended September 30, 2019. The audit committee has also discussed with BDO USA, LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees.”

The audit committee has received and reviewed the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited financial statements be included in our company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for filing with the SEC.

Audit Committee:

Paul Buckman
Jeffrey Mathiesen
Edward Andrle

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP, or BDO, audited our financial statements as of and for the fiscal year ended September 30, 2019, the Transition Period ended September 30, 2018. We expect that representatives of BDO will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ending September 30, 2019. Our Board is submitting the selection of BDO to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes present in person or by proxy and entitled to vote on the proposal, the Board would reconsider the appointment. Even if our stockholders ratify the selection, our Board, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board believes that such a change would be in our best interests and the interests of our stockholders.

Service Fees Paid to the Independent Registered Public Accounting Firms

The following table shows the fees for professional services rendered to us by BDO for services in respect of the fiscal year ended September 30, 2019 and the Transition Period, which were approved by the Board in accordance with its established policies and procedures.

FEE CATEGORY	FISCAL YEAR 2019	TRANSITION PERIOD 2018
Audit fees(1)	$211,144	$179,953
Audit-related fees(2)	$—	—
Tax fees(3)	$—	—
All other fees	$—	—
Total fees	$211,144	$179,953

____________

(1)      Audit fees include fees for professional services provided by BDO in connection with the audit of our consolidated financial statements, review of our quarterly consolidated financial statements, and related services that are typically provided in connection with registration statements.

(2)      Audit-related fees include fees billed for assurance and related services reasonably related to the performance of the audit or review of fiscal year 2019 and the transition period ended September 30, 2018 that are not included as audit fees.

(3)      Tax fees include fees for tax compliance, advice and planning.

Our Audit Committee is responsible for pre-approving all audit and permitted non-audit and tax services provided by the independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3
REVERSE STOCK SPLIT

At the Company’s 2019 annual meeting of stockholders, the Company’s stockholders approved a proposal which permitted the Board to effect a reverse split of the Company’s Common Stock any time prior to June 4, 2020, at a ratio in the range of 1-for-2 to 1-for-5, to be determined at the discretion of the Board. The Board has not effected such a reverse stock split, and does not currently anticipate that it will effect a reverse stock split prior to June 4, 2020. Therefore, we are seeking stockholder approval for a proposal to adopt an amendment to our Certificate of Incorporation to permit us to effect a reverse stock split of our issued and outstanding Common Stock by a ratio that will be determined by the Board and that will be within a range of 1-for-2 and 1-for-5, if the Board determines, in its sole discretion, at any time prior to the first anniversary of the Annual Meeting, that the reverse stock split is in the best interests of the Company and its stockholders.

The form of the amendment to our Certificate of Incorporation to effect the reverse stock split is set forth on Appendix A (the “Certificate of Amendment”). Approval of the proposal would permit (but not require) the Board to effect the reverse stock split by a ratio of not less than 1-for-2 and not more than 1-for-5, with the exact ratio to be determined by the Board in its sole discretion, no later than the first anniversary of the Annual Meeting. The Board believes that stockholder approval of the range of reverse stock split ratios (as opposed to approval of a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purpose of a reverse stock split, as discussed below, and therefore is in the best interests of the Company and its stockholders.

The Board may, in its discretion, determine not to effect the reverse stock split if it determines, subsequent to obtaining stockholder approval, that such action is not in the best interests of the Company. By voting in favor of the reverse stock split, you are expressly authorizing the Board to determine not to proceed with, and abandon, the reverse stock split if it should so decide.

The Board has recommended that the proposed Certificate of Amendment to effect the reverse stock split be presented to the Company’s stockholders for approval.

Reasons for the Reverse Stock Split

We are submitting this proposal to our stockholders for approval in preparation for a potential “uplisting” of our Common Stock from the OTCQB Marketplace to The Nasdaq Capital Market, and to help attract institutional investors with minimum trading price requirements. We believe increasing the trading price of our Common Stock will also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the reverse stock split is in our stockholders’ best interests.

In connection with an application for listing our shares on The Nasdaq Capital Market, we believe that the reverse stock split is our best option to meet one of the criteria to obtain an initial listing. The Nasdaq Capital Market requires, among other criteria, a closing bid price of least $4.00 per share for no less than 30 of the most recent 60 days prior to submitting an application for listing and, following initial listing, maintenance of a continued closing bid price of at least $1.00 per share. On April 6, 2020, the closing bid price of our Common Stock on the OTCQB was $1.85 per share. We believe that a decrease in the number of outstanding shares of our Common Stock resulting from the reverse stock split could, absent other factors, increase the closing bid price of our Common Stock above the $4.00 closing bid required price.

The Board believes that providing the Company with the flexibility to apply to list the Company’s Common Stock on Nasdaq is in the best interests of the Company and its stockholders. However, we cannot provide any assurance that (i) we will pursue a listing on The Nasdaq Capital Market, or (ii) even if we do, our bid price would be over the minimum bid price requirement of The Nasdaq Capital Market following the reverse stock split. See “Certain Risk Factors Associated with the Reverse Stock Split” below for more information.

Determination of the Reverse Stock Split Ratio

In determining the ratio to be used, the Board will consider various factors, including but not limited to, (i) the potential impact and anticipated benefits to the Company and its stockholders, (ii) market conditions and the existing and expected market price of the Company’s Common Stock at such time, (iii) the number of shares that will be outstanding after the reverse stock split, (iv) the stockholders’ equity at such time and (v) the trading volume of the Company’s Common Stock at such time.

Impact of the Reverse Stock Split, if Implemented

The Company’s Certificate of Incorporation currently authorizes the issuance of 100,000,000 shares of Common Stock, par value $0.001 per share. On April 6, 2020, the Company had 14,027,545 shares of Common Stock issued and outstanding and 8,389,987 shares of Common Stock reserved pursuant to outstanding warrants, 1,355,512 shares of Common Stock issuable upon exercise of outstanding options, 54,558 shares issuable upon the vesting of unvested restricted stock units, and 2,063,506 shares reserved for future issuance under the Company’s equity incentive plans.

If approved and effected, the reverse stock split will automatically apply to all shares of the Company’s Common Stock, and each stockholder will own a reduced number of shares of the Company’s Common Stock. However, except for adjustments that may result from the treatment of fractional shares as described below or as a result of adjustments to the conversion prices of certain convertible securities, as described below, the reverse stock split will not affect any stockholder’s percentage ownership or proportionate voting power.

Based on the Company’s capitalization as of April 6, 2020, the principal effect of the reverse stock split (at a ratio between 1-for-2 and 1-for-5), not taking into account (i) the treatment of fractional shares described under “— Procedure for Effecting the Reverse Stock Split — Treatment of Fractional Shares” below or (ii) the potential conversion of any of the Company’s outstanding convertible promissory notes, would be that:

•        the number of shares of the Company’s authorized Common Stock would remain unchanged at 100,000,000 shares;

•        the number of shares of the Company’s Common Stock issued and outstanding would be reduced from 14,027,545 shares to between approximately 7,013,773 shares and 2,805,509 shares;

•        the number of shares of the Company’s Common Stock issuable upon the exercise of outstanding warrants would be reduced from 8,389,987 to between approximately 4,194,994 shares and 1,677,997 shares (and the respective exercise prices of the warrants would increase by a factor equal to the inverse of the split ratio);

•        the number of shares of the Company’s Common Stock issuable upon the exercise of outstanding stock options would be reduced in proportion to the reverse stock split ratio from 1,355,512 to between approximately 677,756 shares and 271,102 shares (and the respective exercise prices of the options would increase by a factor equal to the inverse of the split ratio);

•        the number of shares of the Company’s Common Stock issuable upon the vesting of outstanding restricted stock units be reduced in proportion to the reverse stock split ratio from 54,558 to between approximately 27,279 shares and 10,912 shares;

•        the aggregate number of shares of the Company’s Common Stock reserved for issuance, in connection with future awards under the Company’s equity incentive plans would be reduced in proportion to the reverse stock split ratio from 2,063,506 to between approximately 1,031,753 shares and 412,701 shares, subject to increase on January 1st of each year due to the “evergreen” provision in the Company’s 2017 Equity Incentive Plan;

•        the number of shares of the Company’s Common Stock that are authorized, but unissued and unreserved, would increase from 74,108,892 to between approximately 87,054,446 shares and 94,821,778 shares; and

•        the par value of the Company’s Common Stock and preferred stock would remain unchanged at $0.001 per share, and, as a result, the stated capital attributable to Common Stock on the Company’s balance sheet would be reduced proportionately based on the reverse stock split ratio, the additional paid-in capital account would be credited with the amount by which the stated capital is reduced, and the per-share net income or loss and net book value of the Company’s Common Stock would be restated because there would be fewer shares of Common Stock outstanding.

The following table contains approximate information relating to our Common Stock immediately following the reverse stock split under certain possible exchange ratios, based on share information as of April 6, 2020:

	Pre-Reverse Split	1-for-2	1-for-3	1-for-4	1-for-5
Number of authorized shares of Common Stock	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Number of outstanding shares of Common Stock	14,027,545	7,013,773	4,675,848	3,506,886	2,805,509
Number of shares of Common Stock issuable upon exercise of outstanding stock options and warrants	9,745,499	4,872,750	3,248,500	2,436,375	1,949,099
Number of shares of Common Stock issuable upon vesting of outstanding unvested restricted stock units	54,558	27,279	18,186	13,640	10,912
Number of shares of Common Stock reserved for issuance in connection with future awards under the Company’s equity incentive plans(1)	2,063,506	1,031,753	687,835	515,877	412,701
Number of shares of Common Stock authorized, but unissued and unreserved	74,108,892	87,054,446	91,369,631	93,527,223	94,821,778

____________

(1)      The shares reserved for future issuance under the Company’s 2017 Equity Incentive Plan are subject to increase on January 1st of each year due to the “evergreen” provisions in such plans.

See also “Certain Risk Factors Associated with the Reverse Stock Split” and “Procedure for Effecting the Reverse Stock Split — Treatment of Fractional Shares” below for additional information regarding the potential impact of the reverse stock split.

Certain Risk Factors Associated with the Reverse Stock Split

A reverse stock split may negatively impact the market for our Common Stock.

Factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the total market capitalization of our Common Stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our Common Stock following the reverse stock split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the reverse stock split. A decline in the market price of our Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our Common Stock could be adversely affected following such a reverse stock split.

In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Any stockholder who owns fewer than 200 to 500 shares of Common Stock, depending on the final ratio, prior to the reverse stock split will own fewer than 100 shares of Common Stock following the reverse stock split. Stockholders who hold odd lots typically experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. Furthermore, some stockholders may cease being stockholders of the Company following the reverse stock split. Any stockholder who owns fewer than 2 to 5 shares of Common Stock, depending on the final ratio, prior to the reverse stock split will own less than one share of Common Stock following the reverse stock split and therefore such stockholder will receive cash equal to the market value of such fractional share and cease being a stockholder of the Company, as further described below under “— Procedure for Effecting the Reverse Stock Split — Treatment of Fractional Shares”.

Furthermore, there can also be no assurance that the minimum closing bid price per share of our Common Stock would be in excess of $4.00 following the reverse stock split for a sustained period of time, if at all.

A reverse stock split would increase our number of authorized but unissued shares of stock, which could negatively impact a potential investor if they purchased our Common Stock.

Because the number of authorized shares of the Company’s Common Stock will not be reduced proportionately, the reverse stock split, will increase the Board’s ability to issue authorized and unissued shares without further stockholder action. Without taking into account the impact of the proposed reverse stock split, the Company already has a substantial number of authorized but unissued shares of stock, the issuance of which would be dilutive to our existing stockholders and may cause a decline in the trading price of our Common Stock. With respect to authorized but unissued and unreserved shares, we could use such shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. We could also use the shares that are available for future issuance in dilutive equity financing transactions. We plan to seek additional financing throughout fiscal 2020. Other than the foregoing, we have no existing plans to issue any of the authorized, but unissued and unreserved shares, whether available as a result of the proposed reverse stock split or otherwise.

Vote Required

The affirmative vote of holders of a majority of shares entitled to vote at the Annual Meeting is required for the approval of the Certificate of Amendment to effect a reverse stock split. Abstentions and broker non-votes, if any, will have the same effect as votes against the matter.

Procedure for Effecting the Reverse Stock Split

When and if the Board decides to implement the reverse stock split at any time before the first anniversary of its approval by the stockholders, the Company will promptly file the Certificate of Amendment with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the “reverse stock split effective date”. Beginning on the reverse stock split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is set forth in Appendix A to this proxy statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.

After the reverse stock split effective date, our Common Stock will have a new CUSIP number, which is a number used to identify our securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number using the procedures described below.

Exchange of Stock Certificates

As soon as practicable after the effective date of the reverse stock split, stockholders holding certificated shares, if any, will be notified that the reverse stock split has been effected. Action Stock Transfer Corporation, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares in certificated form will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT.

STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the selected reverse stock split ratio.

Beginning on the reverse stock split effective date, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued to any of the Company’s stockholders in connection with the reverse stock split. Each stockholder will be entitled to receive one share of Common Stock in lieu of the fractional share that would have resulted from the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Certificate of Amendment to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

Material Federal Income Tax Consequences

The following discussion of certain U.S. federal income tax consequences to the Company’s stockholders of the reverse stock split, if effected, does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences and is included for general information only. It is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the reverse stock split.

This discussion addresses the U.S. federal income tax consequences only to a stockholder that is (i) a citizen or individual resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock, (iii) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person, or (iv) an estate whose income is subject to U.S. federal income taxation regardless of its source. This discussion addresses only those stockholders who hold their pre-reverse stock split shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the shares received in the reverse stock split as capital assets. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as, without limitation, stockholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, stockholders who are not “United States persons” as defined in Section 7701(a)(30) of the Code, U.S. persons whose functional currency is not the U.S. dollar, broker-dealers, tax-exempt entities, or S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors therein). If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of our stock, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partnership level. Partners in partnerships holding our Common Stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.

Stockholders are advised to consult their own tax advisers regarding the U.S. federal income tax consequences of the reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

Exchange Pursuant to Reverse Stock Split

No gain or loss will be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split, except to the extent of cash, if any, received in lieu of fractional shares, further described in “Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares.

Cash in Lieu of Fractional Shares

A stockholder who receives cash in lieu of a fractional share of post-reverse stock split shares should generally be treated as having received such fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption of such fractional share. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the stockholder’s holding period for such pre-reverse stock split shares exceeds one year at the time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

The Company will not recognize any gain or loss as a result of the reverse stock split.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of April 6, 2020 for:

•        each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;

•        each of our named executive officers;

•        each of our directors; and

•        all of our current executive officers and directors as a group.

The table lists applicable percentage ownership based on 14,027,545 shares of Common Stock outstanding as of April 6, 2020.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of April 6, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise noted below, the address for persons listed in the table is c/o NeuroOne Medical Technologies Corporation, c/o David Rosa, 7599 Anagram Dr., Eden Prairie, MN 55344.

Name and address of beneficial owner	Number of shares of Common Stock beneficially owned		Percentage of Common Stock beneficially owned(1)
Greater than 5% Stockholders:
Wade Fredrickson(2) 4825 Suburban Drive Shorewood, Minnesota 55331	2,113,460		15.1%
Lifestyle Healthcare LLC(3) 4524 Westway Avenue Dallas, TX 75205	1,066,147	(3)	7.5%

Directors and Named Executive Officers:
David Rosa	793,822		5.7%
Paul Buckman	250,325	(4)	1.8%
Jeffrey Mathiesen	232,468	(5)	1.6%
Edward Andrle	2,354	(6)	*
Thomas Bachinski	0		*
Mark Christianson	1,423,206		10.1%
Steve Mertens	40,451		*
All Current Directors and Officers as a Group (6 persons)	2,742,626	(7)	19.0%

____________

(1)      Based on 14,027,545 shares of Common Stock outstanding as of April 6, 2020.

(2)      Based on Schedule 13D/A filed by Mr. Fredrickson on October 29, 2019. Mr. Fredrickson is our former Vice President of Therapy and Product Development.

(3)      Includes 193,044 shares of Common Stock issuable upon exercise of outstanding warrants. Nickolay Kukeov has voting and dispositive power over the shares.

(4)      Includes 1,167 restricted stock units that vest within 60 days of April 6, 2020, and 193,370 shares of Common Stock issuable upon exercise of outstanding options.

(5)      Includes 1,167 restricted stock units that vest within 60 days of April 6, 2020 and 193,370 shares of Common Stock issuable upon exercise of outstanding options.

(6)      Includes 1,178 restricted stock units that vest within 60 days of April 6, 2020.

(7)      Includes 3,512 restricted stock units that vest within 60 days of April 6, 2020 and 427,191 shares of Common Stock issuable upon exercise of outstanding options.

*        Less than 1%

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of April 6, 2020:

NAME	AGE	POSITION(S)
David Rosa	55	Chief Executive Officer, President and Director
Mark Christianson	52	Vice President of Market Development
Steve Mertens	56	Chief Technology Officer

See “Proposal No. 1 — Election of Class III Director” for biographical and other information regarding Mr. Rosa.

Mark Christianson

Mr. Christianson has served as Vice President of Market Development of the Company since February 2019. Previously, he served as Vice President of Business Development and Marketing of the Company from July 2017 until February 2019 and served as vice president of sales and marketing of our wholly-owned subsidiary, NeuroOne, Inc., since December 2016. From May 2013 to December 2016 Mr. Christianson served as North American sales manager for Cortec Corporation. From February 2012 to May 2013 Mr. Christianson held the position of business development executive for Robert Half International. From May 2009 to February 2012 Mr. Christianson held the position of regional sales manager for PMT Corporation. Mr. Christianson studied accounting at Augsburg College in Minneapolis. Mr. Christianson brings 15 years of high performing sales, sales management, and project management experience to the team. In addition, he also has contributed to the development and corporate strategy of the Company given his experience in the neurological field and his close relationships with key epilepsy opinion leaders.

Steve Mertens

Mr. Mertens has served as Chief Technology Officer of the Company since April 2019. From September 2018 through April 2019, Mr. Mertens was a consultant at Steve Mertens Consulting, L.L.C., of which he was the principal and owner. From November 2012 through September 2018, Mr. Mertens served as the Senior Vice President of Research and Development and Operations at Nuvaira Inc., a privately held lung denervation company developing minimally invasive product for obstructive lung diseases. Prior to Nuvaira, Mr. Mertens served as a Senior Vice President of Research and Development for Boston Scientific Corporation, guiding a wide range of technologies through product development for the cardiology, electrophysiology and peripheral vascular markets. He holds a bachelor’s degree in engineering and a Master’s degree in business administration. Currently, he serves as chairman of the board of directors of the University Enterprise Laboratories.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation earned or received during the fiscal year ended September 30, 2019, the nine month transition period ended September 30, 2018 and the fiscal year ended December 31, 2017 by each of our named executive officers (as determined pursuant to the SEC’s disclosure requirements for executive compensation in Item 402 of Regulation S-K). Compensation paid to Messrs. Rosa, Bachinski and Christianson prior to the consummation of July 2017 was paid by NeuroOne, Inc.

Name and Principal Position		Salary ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards ($)		All Other Compensation ($)		Total ($)
Dave Rosa,	2019	392,150	166,016	—		—		558,166
Chief Executive Officer and	2018 TP(1)	287,640	129,438	—		—		417,078
President	2017	356,667	131,600	1,400	(2)	6,098	(3)	495,765

Thomas Bachinski,(8)	2019	196,350	11,508	—		—		207,858
Chief Development Officer	2018 TP(1)	176,715	34,525	—		—		211,240
	2017	211,750	56,595	7,220	(4)	798	(5)	276,363

Mark Christianson,	2019	208,590	44,903	—		6,000		259,493
Vice President, Business	2018 TP(1)	153,000	36,675	—		4,500	(6)	194,175
Development and Marketing	2017	200,000	37,500	2,510	(2)	6,498	(7)	246,508

Steve Mertens,(9)	2019	117,500	20,563	153,328		—		291,390
Chief Technology Officer

____________

(1)      In September 2018, we changed our fiscal year end from December 31 to September 30. 2018 TP amounts reflect the compensation earned from January 1, 2018 to September 30, 2018.

(2)      In October 2016, NeuroOne, Inc. issued founders’ shares to seven individuals, including Mr. Rosa and Mr. Christianson. Such individuals did not pay the purchase price for the shares. The purchase price owed by the seven individuals for the founders’ shares under their respective subscription agreements totaling $9,050 was recorded as share subscription receivable in 2016. The receivable was forgiven by NeuroOne in June 2017.

(3)      Represents an $800 per month car allowance that Mr. Rosa received from January 2017 until August 4, 2017, the effective date of his amended employment agreement, and a $498 life insurance premium paid in 2017.

(4)      Pursuant to his offer letter with NeuroOne, Inc., Mr. Bachinski was granted a restricted stock award under the 2016 Equity Incentive Plan for 215,453 shares, which was subject to certain performance vesting conditions related to product development and was fully vested in 2017. The amount reported reflects the grant date fair value of such restricted stock award.

(5)      Represents life insurance premium paid in 2017.

(6)      Represents a $500 per month car allowance.

(7)      Represents a $500 per month car allowance and a $498 life insurance premium paid in 2017.

(8)      Mr. Bachinski’s employment with the Company terminated effective July 30, 2019.

(9)      Mr. Mertens began serving as the Chief Technology Officer effective April 1, 2019.

Narrative to Summary Compensation Table

The compensation program for the Company’s named executive officers for 2019 had three components: base salary, annual cash bonus and stock option grants. As we are a development-stage company with only four employees and commenced our operational efforts in 2016, we have not hired a compensation consultant and do not currently target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

Base Salary.    There was a 3% increase for cost of living adjustments for the Company’s named executive officers for calendar year 2019, as compared to calendar year 2018, except for Mr. Mertens who began employment with the Company on April 1, 2019.

Cash Bonus.    In 2019, each of the Company’s named executive officers had a target bonus, set forth as a percentage of annual base salary. The Board did not make any changes to the target bonuses of the named executive officers, as a percentage of base salary, for 2019. In 2019, target bonuses for the Company’s named executive officers other than Mr. Rosa’s were 25% of base salary. Mr. Rosa’s target bonus was set at 50% of base salary pursuant to his employment agreement, as described below.

In April 2019, the Board established weighted performance targets for fiscal 2019 that it would consider in approving bonus payments for the 2019. These targets included various corporate objectives related to company financing goals, regulatory submissions, hiring additional staff and certain research and development milestones. In December 2019, the Board determined that 70% of the performance targets had been met, and approved the bonus payment to Mr. Rosa at 70% of target and authorized Mr. Rosa, in his discretion, to approve and pay bonuses to Mr. Mertens and Mr. Christianson of up to 70% of target. Additionally, the Board, in its discretion, paid Mr. Rosa and Mr. Christianson an additional $19,176 and $5,100, respectively, related to the achievement in 2019 of certain milestones not previously achieved in 2018.

Equity Grants.    Upon the appointment of Mr. Mertens as Chief Technology Officer on April 1, 2019, Mr. Mertens was granted an option to purchase up to 129,445 shares of the Company’s Common Stock with a grant date fair value of $153,328, with 25% vesting upon grant, and the remainder vesting in a series of 36 equal monthly installments commencing on January 1, 2020, subject to Mr. Mertens’s continuous service.

All Other Compensation.    Except for car allowances provided to Mr. Rosa and Mr. Christianson and payment of a portion of the premiums for life, medical and disability insurance for all employees, NeuroOne, Inc. did not, and we do not, provide perquisites or personal benefits to our named executive officers.

Employment Agreement

We have an employment agreement with our Chief Executive Officer, Mr. Rosa, and an offer letter for each of Mr. Christianson and Mr. Mertens. Each of our named executive officers has also executed our standard form of proprietary information, inventions assignment and non-competition agreement.

Mr. Rosa

Mr. Rosa’s employment agreement (“Amended Employment Agreement”) was effective on August 4, 2017, continues through the third anniversary and automatically renews for an additional one-year period at the end of the initial term and each anniversary thereafter, provided that Mr. Rosa notifies the Board of such renewal at least 30 days prior to the expiration of the initial term or any renewal terms and the Board does not notify Mr. Rosa of its intention not to renew the Amended Employment Agreement.

The Amended Employment Agreement also entitles Mr. Rosa to, among other benefits, the following compensation: (i) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers; and (ii) participation in welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available generally or to our other senior executive officers. Mr. Rosa is entitled to receive a target award value, determined in accordance with the policies and practices generally available to other senior executive officers, for an annual cash bonus and if determined by the Board or a committee of the Board, a long-term incentive bonus. Mr. Rosa is entitled to retain all shares of Common Stock he held as of the commencement date. Mr. Rosa is also additionally entitled to certain severance benefits.

Pursuant to the Amended Employment Agreement, regardless of the manner in which Mr. Rosa’s service terminates, Mr. Rosa is entitled to receive amounts earned during his term of service, including salary and other benefits. The Company is permitted to terminate Mr. Rosa’s employment for the following reasons: (i) death or disability, (ii) Termination for Cause (as defined below) or (iii) for any other reason or no reason. Mr. Rosa is permitted Termination for Good Reason (as defined below) of his employment. In addition, he may terminate his employment upon written notice to the Company 30 days prior to the effective date of such termination.

In the event of Mr. Rosa’s death during the employment period or a termination due to his disability, his beneficiaries or legal representatives shall be provided the sum of (i) any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends and (ii) certain other benefits provided for in the employment agreement (the “Unconditional Entitlements”). In the event of Mr. Rosa’s Termination for Cause by the Company or the termination of Mr. Rosa’s employment as a result of his resignation other than a Termination for Good Reason, Mr. Rosa shall be provided the Unconditional Entitlements.

In the event of a Termination for Good Reason by Mr. Rosa or the exercise by the Company of its termination rights to terminate Mr. Rosa other than by Termination for Cause, death or disability, Mr. Rosa shall be provided the Unconditional Entitlements and, subject to such officer signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall provide Mr. Rosa a severance amount equal to the aggregate annual base salary he would have earned from the day after his termination date through the end of the employment period and a prorated portion of his cash bonus for the year in which the termination date occurs, provided, however, in no event would the severance amount be less than 12 months or more than 18 months of his annual base salary, continued health insurance coverage for 12 months following his termination date, provided that such coverage shall cease if Mr. Rosa becomes eligible to receive health insurance coverage from another employer group health plan, vesting of all stock options in accordance with the stock option award documents, subject to the same conditions that would be applicable to Mr. Rosa if he remained employed through the end of the employment period and continued vesting of equity awards in accordance with the terms of the award agreements, provided, however, Mr. Rosa would have 90 days from the termination date to exercise any vested options (the “Conditional Benefits”).

In the event of a change in control during the employment period or within two years after a change in control, if the Company terminates Mr. Rosa other than due to Mr. Rosa’s death or disability or a Termination for Cause, or Mr. Rosa effects a Termination for Good Reason, the Company will pay to Mr. Rosa, in a lump sum in cash within 30 days after the termination date, the aggregate of: (i) the Unconditional Entitlements; and (ii) the amount equal to the product of 1.5 times the sum of (y) Mr. Rosa’s annual base salary, and (z) the greater of the target bonus for the then current fiscal year under the 2016 Equity Incentive Plan and 2017 Equity Incentive Plan or any successor annual bonus plan and the average annual bonus paid to or for the benefit of Mr. Rosa for the prior three full years (or any shorter period during which Mr. Rosa had been employed by the Company). In addition, the Company shall provide Mr. Rosa the Conditional Benefits minus Mr. Rosa’s severance amount.

Under the Amended Employment Agreement, “Termination for Cause” means a termination of Mr. Rosa’s employment by the Company due to (A) an act or acts of dishonesty undertaken by Mr. Rosa and intended to result in substantial gain or personal enrichment to Mr. Rosa at the expense of the Company, (B) unlawful conduct or gross misconduct that is willful and deliberate on Mr. Rosa’s part and that, in either event, is materially injurious to the Company, (C) the conviction of Mr. Rosa of, or Mr. Rosa’s entry of a no contest or nolo contendere plea to, a felony, (D) breach by Mr. Rosa of his fiduciary obligations as an officer or director of the Company, (E) a persistent failure by Mr. Rosa to perform his duties and responsibilities of his employment under the Amended Employment Agreement, which failure is not remedied by Mr. Rosa within 30 days after his receipt of written notice from the Company of such failure, provided, however, the Company is not obligated to provide written notice and opportunity to cure if the action or conduct is not reasonably susceptible to cure; or (F) material breach of any terms and conditions of the Amended Employment Agreement, any contract or agreement between Mr. Rosa and the Company, or of any Company policy, or of any statutory duty he owes to the Company, which breach has not been cured by Mr. Rosa within ten days after written notice thereof to Mr. Rosa from the Company.

Under the Amended Employment Agreement, “Termination for Good Reason” means a termination of Mr. Rosa’s employment by Mr. Rosa within 30 days of the Company’s failure to cure, in accordance with the procedures set forth below, any of the following events: (A) a reduction in his annual base salary as in effect immediately prior to such reduction by more than 10% without his written consent, unless such reduction is made pursuant to an across the board reduction applicable to all senior executives of the Company; (B) a material reduction in his duties, position and responsibilities as in effect immediately prior to such reduction without his written consent; provided, however, that a mere change in title or reporting relationship following a Change in Control by itself will not constitute “Good Reason” for Executive’s resignation, and further provided that the acquisition of the Company and subsequent conversion of the Company to a division or unit of the acquiring entity will not by itself result in a “reduction” of duties, position or responsibility; or (C) a material breach of any material provision of the Amended Employment Agreement by the Company. A termination by Mr. Rosa shall not be treated as a Termination for Good Reason if Mr. Rosa consented in writing to the occurrence of the event giving rise to the claim of Termination for Good Reason or unless Mr. Rosa shall have delivered a written notice to the Board within 45 days of Mr. Rosa’s having actual knowledge of the occurrence of one of such events stating that Mr. Rosa intends to terminate his employment by Termination for Good Reason and specifying the factual basis for such termination, and such event, if capable of being cured, shall not have been cured within 21 days of the receipt of such notice.

Potential Payments Upon Termination or Change in Control

David Rosa

For a discussion of payments to Mr. Rosa upon termination or change in control under his Amended Employment Agreement, see “Employment Agreement — Mr. Rosa”.

2017 Equity Incentive Plan

In April 2017, the board of directors of the Company adopted and the stockholders approved the 2017 Equity Incentive Plan. The 2017 Equity Incentive Plan is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to the Company’s employees, consultants and directors, which align the interests of award recipients with those of our stockholders, reinforce key goals and objectives that help drive stockholder value, and attract, motivate and retain experienced and highly qualified individuals who contribute to the Company’s financial success. The Board believes that the 2017 Equity Incentive Plan serves a critical role in attracting and retaining high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals.

Corporate Transactions.    The 2017 Equity Incentive Plan provides that in the event of certain specified significant corporate transactions, including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 90% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction, and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our Common Stock outstanding before such transaction are converted or exchanged into other property by virtue of the transaction, unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•        arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;

•        arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•        accelerate the vesting, in whole or in part, of the stock award and provide for its termination before the transaction;

•        arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;

•        cancel or arrange for the cancellation of the stock award before the transaction in exchange for a cash payment, or no payment, as determined by the Board; or

•        make a payment, in the form determined by our Board, equal to the excess, if any, of the value of the property the participant would have received on exercise of the awards before the transaction over any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner and is not obligated to treat all participants in the same manner. In the event of a change in control, awards granted under the 2017 Equity Incentive Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement. Under the 2017 Equity Incentive Plan, a change in control is defined to include (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation, or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity), (3) a sale, lease, exclusive license, or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders, and (4) an unapproved change in the majority of the Board.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of September 30, 2019:

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Steven Mertens	May 13, 2019	32,361	(1)	97,084	2.38	May 13, 2029

____________

(1)      25% of the shares underlying the option vested immediately upon grant; the remaining vest monthly in equal increments over a 36 month period beginning on April 1, 2020.

Chief Executive Officer Pay Ratio

As a “smaller reporting company”, we are not required to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Non-Employee Director Compensation

On March 29, 2018, our Board approved a Non-Employee Director Compensation Policy effective as of January 1, 2018 whereby our non-employee directors receive a mix of cash and share-based compensation intended to encourage non-employee directors to continue to serve on our Board, further align the interests of the directors and stockholders, and attract new non-employee directors with outstanding qualifications. Directors who are employees or officers of the Company do not receive any additional compensation for Board service.

Pursuant to this policy, each of our non-employee directors receive an annual retainer of $50,000, except that our non-executive chairman receives an annual retainer of $100,000. Additionally, the chairman and members of our Audit Committee receive an additional annual payment of $12,500 and $5,000, respectively, and the chairmen and members of each of our Compensation and Nominating and Corporate Governance Committees, if any are formed in the future, will receive an additional annual payment of $10,000 and $4,000, respectively.

On May 13, 2019, each non-employee director was granted an option to purchase 45,605 shares of the Company’s Common Stock, which options vested immediately. On June 4, 2019, the date of the Company’s 2019 Annual Stockholder Meeting, each non-employee director was granted (i) an option to purchase 14,995 shares of the Company’s Common Stock, which options vest in a series of 12 equal monthly installments, subject to the director’s continued service, and (ii) 14,006 restricted stock units, which vest in a series of 12 equal monthly installments, subject to the director’s continued service.

The following table provides compensation information for the fiscal year ended September 30, 2019 for each non-employee member of the Board.

Name	Fees Earned or Paid in Cash ($)(1)	RSUs ($)(2)	Option Awards ($)(1)	Total ($)
Paul Buckman	105,000	33,334	66,590	204,924
Suraj Kalia(3)	55,000	33,334	66,590	154,924
Jeffrey Mathiesen	62,500	33,334	66,590	162,424

____________

(1)      These represent amount earned; none of the directors have received cash payments for amounts earned in 2019.

(2)      Stock option and RSU awards were granted under the 2017 Equity Incentive Plan. The amounts reported reflect the aggregate grant date fair value of each equity award granted to the Company’s non-employee directors during the fiscal year ended September 30, 2019, as computed in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)      Mr. Kalia resigned from the Board effective as of December 31, 2019.

As of September 30, 2019, each of the non-employee directors had 94,620 shares underlying outstanding stock options.

As a named executive officer of the Company, compensation paid to Mr. Rosa for fiscal 2019 is fully reflected under “Executive Compensation — Summary Compensation Table.”

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

There have been no transactions since January 1, 2018 to which NeuroOne, Inc. or the Company has been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and as described below.

Series 1 Note Issuance

Between November 2016 and June 2017, NeuroOne, Inc. issued the Series 1 Notes and warrants to investors in a private placement, including, in June 2017, a Series 1 Note for $50,000 and a warrant to Sean Wambold, the founder and former sole owner of the LLC. The Company did not make any payments of principal or interest on the Series 1 Notes following issuance. In June 2017 and November 2017, the terms of the Series 1 Notes and warrants were amended. In July 2018, the Series 1 Notes were converted as described below.

Series 2 Note Issuance

In August 2017, the Company issued the Series 2 Notes to two investors in a private placement, including a Series 2 Note for $103,000 to Mohammad Jainal Bhuiyan, a greater than 5% stockholder at the time, previously a registered representative with Corinthian and currently a registered representative with Paulson, both registered broker-dealers that have acted as a placement agent for private placements by the Company and NeuroOne, Inc. The Company did not make any payments of principal on the Series 2 Notes following issuance. In November 2017, the Company and each holder of the Series 2 Notes amended the notes, and in March 2018, the Company and the holders of the Series 2 Notes converted the Series 2 Notes from interest free promissory notes into convertible promissory notes with an interest rate of 8% per year and issued warrants to the holders. In July 2018, the Series 2 Notes were converted as described below.

Series 3 Note Issuance

Between September 2017 and June 2018, the Company issued the Series 3 Notes and warrants to several investors in a private placement, including (i) in October 2017, a Series 3 Note for $50,000 and a warrant to Sean Wambold, the founder and former sole owner of the LLC and (ii) in February 2018, a Series 3 Note for $125,000 and a warrant to Lifestyle Healthcare LLC, a holder of over 5% of our outstanding Common Stock. Additionally, the manager of Lifestyle Healthcare LLC is a registered representative with Corinthian, a registered broker-dealer that has acted as a placement agent in private placements by the Company and NeuroOne, Inc. The Company did not make any payments of principal or interest on the Series 3 Notes. In February 2019, the Series 3 Notes were converted as described below.

Conversion of Series 1 Notes and Series 2 Notes

On July 2, 2018, holders of the Series 1 Notes and Series 2 Notes agreed to convert the outstanding principal and interest on the Series 1 Notes and Series 2 Notes into shares of our Common Stock, at a conversation rate of $1.80 per share; and to amend and restate the Series 1 Warrants and Series 2 Warrants to make them immediately exercisable. As consideration for the early conversion of the Series 1 Notes and Series 2 Notes, the Company issued each holder a new warrant. Mr. Wambold, the founder and sole owner of our predecessor, the LLC, agreed to convert $54,277 of outstanding principal and interest on his Series 1 Notes into 30,154 shares of Common Stock and warrants immediately exercisable for 125,482 shares of Common Stock with an exercise price of $1.80 per share. Mr. Bhuiyan agreed to convert $105,563 of outstanding principal and interest on his Series 2 Notes into 58,646 shares of Common Stock and warrants immediately exercisable for 194,542 shares of Common Stock with an exercise price of $1.80 per share, making him a holder of over 5% of our outstanding Common Stock. As of July 1, 2019, no principal remains outstanding on the Series 1 Notes and Series 2 Notes.

Conversion of Series 3 Notes

On February 28, 2019, the Company completed an equity round of financing resulting in more than $3 million in gross proceeds when it closed on the sale of units, each consisting of one share of Common Stock and warrants exercisable for one share of Common Stock in connection with the Company’s ongoing private placement. Following such financing, the outstanding principal and interest of the Series 3 Notes of $1,678,361 was automatically converted in accordance with the terms of the Series 3 Notes into 839,179 units, consisting of 839,179 shares of Common Stock and 839,179 warrants at an exercise price equal to $3.00 per share. Additionally, the previously issued warrants became immediately exercisable for 839,179 shares of Common Stock, at an exercise price equal to $2.50 per share, and will expire on February 28, 2024. The exercise price and number of the shares of our Common Stock issuable upon exercise of the warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization, business combination or similar transaction. As of July 1, 2019, no principal remains outstanding on the Series 3 Notes.

Mr. Wambold’s Series 3 Notes converted into 27,822 shares of Common Stock, and the warrants became immediately exercisable for 27,822 shares of Common Stock with an exercise price of $3.00 per share, and Lifestyle Healthcare LLC’s Series 3 Notes converted into 67,722 shares of Common Stock, and the warrants became immediately exercisable for 67,622 shares of Common Stock with an exercise price of $3.00 per share.

2018 Private Placement

Between July 2018 and November 2018, the Company issued and sold units to investors consisting of Common Stock and warrants for $2.50 per unit, including (i) in July 2018, the sale of 37,600 Units for $94,000 to each of Lifestyle Healthcare LLC and Mohammad Jainal Bhuiyan and (ii) in September, the sale of 40,000 Units for $100,000 and 20,000 Units for $50,000 to Faisal Siddiqui and Lifestyle Healthcare LLC, respectively, each holders of over 5% of our Common Stock at the time of issuance.

2019 Private Placement

Between December 2018 and July 2019, the Company issued and sold units to certain investors consisting of shares of our Common Stock and warrants for $2.50 per unit, including in March 2019, the sale of 60,000 units for $150,000, and, in June 2019, the sale of 40,000 units for $100,000 to Mohammad Jainal Bhuiyan, a holder of over 5% of our Common Stock at the time of issuance.

HRA Capital

HRA Capital’s affiliate, Corinthian, has acted as a placement agent for private placements by us and NeuroOne, Inc. HRA Capital is affiliated with Chromium 24 LLC, which was previously a greater than 5% beneficial owner, and Lifestyle Healthcare LLC, a current greater than 5% beneficial owner. Pursuant to the engagement letter with HRA Capital, NeuroOne, Inc. paid the placement agent a cash fee of $113,610 and agreed to issue to the placement agent a warrant to purchase shares of Common Stock (or Common Stock equivalents) in an amount equal to 8% of the shares purchased by certain investors in a bridge private placement transaction. Additionally, the Company agreed to pay HRA Capital 10% of the gross proceeds (the “HRA Fee”) received by the Company in subsequent private placement transactions from investors with whom HRA Capital or Corinthian had material contact with for purposes of the engagement letter (the “Prospects”), provided such compensation would only be paid in connection with private placement transactions that closed within 12 months of the expiration of the engagement letter (the “Tail Period”). The Company agreed to issue to HRA Capital warrants to purchase shares of Common Stock (or Common Stock equivalents) in an amount equal to 10% of the shares purchased by Prospects during the Tail Period (“HRA Warrants”).

In February 2019, the Company and HRA Capital agreed (i) to extend the Tail Period until June 30, 2019, (ii) to modify the HRA Fee so that HRA Capital is entitled to receive a cash fee equal to 8% of the gross proceeds received by the Company from Prospects in all subsequent private placement transactions and (iii) to modify the HRA Warrants so that they are exercisable to purchase shares of Common Stock (or Common Stock equivalents) in an amount equal to 8% of the shares of Common Stock purchased by Prospects in subsequent private placements.

The HRA Warrants were issued on July 1, 2019. The Company issued Corinthian and its designees warrants exercisable for (i) 17,760 shares of Common Stock in connection with the 2019 Private Placement, (ii) 36,096 shares of Common Stock in connection with the 2018 Private Placement and (iii) 135,512 shares of Common Stock in connection with the Notes transactions. Upon issuance, the HRA Warrants became immediately exercisable and expire on July 1, 2024.

Lock-Up Agreements

On March 1, 2018, Wade Fredrickson, a greater than 5% stockholder of the Company, entered into a lock-up agreement, which was amended in July 2018, with the Company in which he agreed, subject to certain exceptions, not to offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 18 months following the effective date of the agreement. On October 21, 2019, Wade Fredrickson entered into a new lock-up agreement with the Company in which he agreed, subject to certain exceptions, not to offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 18 months following the effective date of the agreement.

Indemnification Agreements

Our Certificate of Incorporation contains provisions limiting the liability of directors, and our bylaws provides that we indemnify each of our directors to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with our directors and our executive officers.

Policies and Procedures for Transactions with Related Parties

To assist the Company in complying with its disclosure obligations and to enhance the Company’s disclosure controls, the Board approved a formal policy in January 2018 regarding related person transactions. A “related person” is a director, officer, nominee for director or a more than 5% stockholder (of any class of the Company’s voting stock) since the beginning of the Company’s last completed fiscal year, and their immediate family members. A related person transaction is any transaction or any series of transactions in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Specifically, the policy establishes a process for identifying related persons and procedures for reviewing and approving such related person transactions. In addition, directors and executive officers are required to complete an annual questionnaire in connection with the Company’s proxy statement for its annual meeting of stockholders, which includes questions regarding related person transactions, and such persons also are required to provide written notice to the Company or outside legal counsel of any updates to such information prior to the annual meeting.

The Audit Committee and/or the independent directors of the Board review such proposed business transactions to ensure that the Company’s involvement in such transactions is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of the Company and its stockholders.

Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of our Board be independent. However, our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his or her responsibilities applying Nasdaq independence standards. As a result of this review, our Board has determined that, Messrs. Buckman, Mathiesen and Andrle, representing three of our four directors, are “independent directors.” Mr. Rosa is not considered independent due to his service as an executive officer of the Company. In addition, our Board previously determined that Suraj Kalia, a former director of the Company, was independent under the Nasdaq independence standards.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    Our Amended and Restated Bylaws provide that for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at 7599 Anagram Dr., Eden Prairie, MN 55344.

To be timely for the Company’s 2021 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on February 2, 2021 and not later than the close of business on March 4, 2021. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2021 annual meeting of stockholders must be received by us not later than January 1, 2021 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws.

Delinquent Section 16(a) Reports

Section 16 of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from our directors and executive officers, we believe that during fiscal 2019 each of our directors and executive officers timely complied with applicable reporting requirements for transactions in our equity securities, except that one Form 4 on behalf of Scott Heuler, filed on March 1, 2019 to report options granted to Mr. Heuler on January 1, 2019, was filed late due to a delay in the determination of the fair market value of the Company’s Common Stock as of January 1, 2019.

“Householding” — Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report on Form 10-K and proxy materials. A single set of an annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report on Form 10-K and other proxy materials, you may write our Chief Executive Officer at 7599 Anagram Dr., Eden Prairie, MN 55344, or call 952-426-1383.

Any stockholders who share the same address and currently receive multiple copies of our annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Chief Executive Officer at the address or telephone number listed above.

Available Information

We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended September 30, 2019, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to David Rosa, our Chief Executive Officer, 7599 Anagram Dr., Eden Prairie, MN 55344.

OTHER MATTERS

Our Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

Certificate of Amendment
to the
Certificate of Incorporation of
NeuroOne Medical Technologies Corporation

NeuroOne Medical Technologies Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

First:    That the Board of Directors of the Corporation duly adopted resolutions to amend its Certificate of Incorporation as follows, declaring said amendment to be advisable and calling for submission of said resolution to a vote of the stockholders of the Corporation;

Second:    That thereafter, at a meeting duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the stockholders of the Corporation duly voted a majority of the outstanding stock of the Corporation entitled to vote thereon in favor of adoption of said amendment; and

Third:    That said amendment being duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of NeuroOne Medical Technologies Corporation is hereby amended as follows:

Paragraph A of Article IV, Authorized Stock and Relative Rights, is hereby deleted in its entirety and replaced by the following:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares that the Corporation is authorized to issue is 110,000,000 shares. 100,000,000 shares shall be Common Stock and 10,000,000 shares shall be Preferred Stock, each having a par value of $0.001 per share. Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [_____] shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or respective holders thereof, be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation (the “Reverse Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Split. In lieu thereof, any fractional share that results from the combination described in the two immediately preceding sentences will be rounded up to the next whole share of Common Stock.”

[Signature on the Following Page]

A-1

In Witness Whereof, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this             day of             , 2020.

NeuroOne Medical Technologies Corporation, a Delaware corporation
By:
Name:
Title:

A-2

NEUROONE MEDICAL TECHNOLOGIES CORPORATION
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
June 2, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of NeuroOne Medical Technologies Corporation (the "Company") hereby appoints Dave Rosa and Paul Buckman, or either of them, each with full power of substitution, as proxies of the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 2, 2020, 9:00 a.m., Central time, at 7599 Anagram Dr., Eden Prairie, MN 55344, and all adjournments or postponements thereof, and to otherwise represent the undersigned at the annual meeting with all the powers possessed by the undersigned if personally present at the meeting. The undersigned revokes any proxy previously given to vote at such meeting. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the matters specified and in accordance with their judgment on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2020 Proxy Statement and 2019 Annual Report are available at
http://www.viewproxy.com/nmtc/2020

Please mark your votes like this ☒

The Board of Directors recommends you vote FOR the following:

1. Election of Class III Directors:

Nominee:	For	Withhold
01 Jeffrey Mathiesen	☐	☐
02 Edward Andrle	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

I plan on attending the meeting ☐

Date: ______________________________

____
Signature

____
Signature (if held jointly)

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

SCAN TO VIEW MATERIALS & VOTE

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALVote.com/NMTC

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.